EXHIBIT 99.1

•	ParkOhio Achieves Revenue and Earnings Expectations in 2017

•	Anticipates Continued Sales and Earnings Growth in 2018
Full Year:

•	2017 Revenues increased $136 million to $1.4 billion, up 11% year-over-year

•	Adjusted EPS was $3.23, up 7% compared to the prior year’s $3.01

•	GAAP EPS was $2.30, unfavorably impacted by the new U.S. Tax Act, compared to the prior year's $2.58

•	2018 EPS guidance of $3.55 to $3.75, reflecting 10% to 16% adjusted earnings growth

Fourth Quarter:

•	Revenues increased $59 million to $366 million, up 19% year-over-year

•	Adjusted EPS was $0.86, up 30% year-over-year

•	GAAP EPS was $0.46, unfavorably impacted by the new U.S. Tax Act, compared to the prior year's $0.53

CLEVELAND, OHIO, March 5, 2018 — ParkOhio (NASDAQ: PKOH) today announced results for its fourth quarter of 2017.

Edward F. Crawford, Chairman and Chief Executive Officer, stated, “ParkOhio has a great future behind it.”
FOURTH QUARTER 2017 RESULTS

In the fourth quarter of 2017, net sales were $366.0 million, up 19% compared to $306.8 million in 2016. Net income attributable to ParkOhio common shareholders in the fourth quarter of 2017 was $5.8 million, or $0.46 per diluted share, compared to net income attributable to ParkOhio common shareholders in the fourth quarter of 2016 of $6.5 million, or $0.53 per diluted share. On an adjusted basis, net income attributable to ParkOhio common shareholders was $0.86 per diluted share in the fourth quarter of 2017, up 30% compared to $0.66 per diluted share in the 2016 period. Please refer to the table that follows for a reconciliation of net income to adjusted earnings.

Gross margin as a percentage of net sales grew to 16.8% in the fourth quarter of 2017 compared to 15.2% a year ago, an increase of 160 basis points. Operating cash flows were $19.5 million in the fourth quarter of 2017, and the Company had cash and cash equivalents of $82.8 million on hand at December 31, 2017. EBITDA, as defined was $33.7 million in the fourth

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quarter of 2017, up 28% compared to $26.3 million in the fourth quarter of 2016. Please refer to the table that follows for a reconciliation of net income to EBITDA, as defined.

The U.S. Tax Cuts and Jobs Act (the “U.S. Tax Act”) enacted in the fourth quarter resulted in a one-time net tax expense of $4.2 million, or $0.34 per share, in the quarter. The expense primarily related to transition tax expense of $14.2 million on the Company’s unremitted foreign earnings and profits, partially offset by a tax benefit of $10.0 million for adjusting deferred tax assets and liabilities to the lower statutory rate. The fourth quarter 2017 effective tax rate was 59.0%. Excluding the effect of the U.S. Tax Act, the fourth quarter 2017 effective tax rate would have been 30.6% as compared to 31.5% in the 2016 period.

FULL YEAR 2017 RESULTS

For the full year 2017, net sales were $1,413 million, up 11% compared to $1,277 million in 2016. Net income attributable to ParkOhio common shareholders in 2017 was $28.6 million, or $2.30 per diluted share, compared to net income attributable to ParkOhio common shareholders in 2016 of $31.7 million, or $2.58 per diluted share. On an adjusted basis, net income attributable to ParkOhio common shareholders was $3.23 per diluted share in 2017, up 7% compared to $3.01 per diluted share in 2016. Please refer to the table that follows for a reconciliation of net income to adjusted earnings.

Gross margin as a percentage of net sales grew to 16.6% in 2017 compared to 15.9% a year ago, an increase of 70 basis points. EBITDA, as defined was $130.6 million in 2017, up 15% compared to $113.9 million in 2016. Please refer to the table that follows for a reconciliation of net income to EBITDA, as defined.

The full year 2017 effective tax rate was 38.0%. Excluding the effect of the U.S. Tax Act, the effective tax rate would have been 29.2% as compared to 21.5% in 2016. The lower rate in 2016 is due primarily to higher reversals of various income tax accruals relating to previous uncertain tax provisions for which the statutes of limitations expired. Excluding the effect of the U.S. Tax Act and the tax accrual reversals, the effective tax rates in 2017 and 2016 would have been 32.5% and 31.3%, respectively.

2018 EARNINGS GUIDANCE

We currently forecast net income attributable to ParkOhio common shareholders to be in the range of $3.55 to $3.75 per diluted share, which reflects year-over-year adjusted earnings growth of 10% to 16%. The Company estimates the effective tax rate for the full year 2018 to be in the 30% to 33% range. We expect revenues to increase 8-10% year-over-year.

A conference call reviewing ParkOhio’s fourth quarter and full year 2017 results will be broadcast live over the Internet on Tuesday, March 6, commencing at 10:00 am Eastern Time. Please log on to http://www.pkoh.com.
ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates more than 125 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general domestic economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises;

adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; the outcome of the review conducted by the special committee of our board of directors; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the other factors we describe under “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	EDWARD F. CRAWFORD
PARKOHIO
(440) 947-2000

PARKOHIO AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In millions, except per share data)
Net sales	$366.0	$306.8	$1,412.9	$1,276.9
Cost of sales	304.4	260.2	1,178.3	1,073.9
Gross profit	61.6	46.6	234.6	203.0
Selling, general and administrative expenses	38.4	29.9	147.7	129.8
Litigation settlement gain	—	—	(3.3)	—
Asset impairment charge	—	—	—	4.0
Operating income	23.2	16.7	90.2	69.2
Interest expense	8.4	6.9	31.5	28.2
Loss on extinguishment of debt	—	—	11.0	—
Income before income taxes	14.8	9.8	47.7	41.0
Income tax expense	8.8	3.1	18.2	8.8
Net income	6.0	6.7	29.5	32.2
Net income attributable to noncontrolling interest	(0.2)	(0.2)	(0.9)	(0.5)
Net income attributable to ParkOhio common shareholders	$5.8	$6.5	$28.6	$31.7

Earnings per common share attributable to ParkOhio common shareholders
Basic	$0.48	$0.53	$2.34	$2.62
Diluted	$0.46	$0.53	$2.30	$2.58
Weighted-average shares used to compute earnings per share:
Basic	12.2	12.2	12.2	12.1
Diluted	12.5	12.3	12.5	12.3

Cash dividend per common share	0.125	0.125	0.50	0.50

Other financial data:
EBITDA, as defined	$33.7	$26.3	$130.6	$113.9

PARKOHIO AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Adjusted earnings is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings is net income calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income calculated in accordance with GAAP. Adjusted earnings herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to adjusted earnings:

	Three Months Ended December 31,				Year Ended December 31,
	2017		2016		2017		2016
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income	$6.0	$0.48	$6.7	$0.55	$29.5	$2.37	$32.2	$2.62
Net income attributable to noncontrolling interest	(0.2)	(0.02)	(0.2)	(0.02)	(0.9)	(0.07)	(0.5)	(0.04)
Net income attributable to ParkOhio common shareholders	5.8	0.46	6.5	0.53	28.6	2.30	31.7	2.58
Adjustments:
Loss on extinguishment of debt	—	—	—	—	11.0	0.89	—	—
Litigation settlement gain	—	—	—	—	(3.3)	(0.27)	—	—
Acquisition-related costs	0.7	0.06	1.0	0.08	1.3	0.12	1.9	0.15
Asset impairment	—	—	—	—	—	—	4.0	0.33
Plant relocation and other	0.1	0.01	1.0	0.08	0.8	0.06	1.5	0.12
Tax effect of adjustments	(0.1)	(0.01)	(0.4)	(0.03)	(2.4)	(0.21)	(2.1)	(0.17)
Net impact of U.S. Tax Act	4.2	0.34	—	—	4.2	0.34	—	—
Adjusted earnings	$10.7	$0.86	$8.1	$0.66	$40.2	$3.23	$37.0	$3.01

PARKOHIO AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net income attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain non-cash charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's satisfaction of its Debt Service Ratio covenant in its current revolving credit facility. Additionally, EBITDA, as defined is a measure used under the Company's current revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In millions)
Net income attributable to ParkOhio common shareholders	$5.8	$6.5	$28.6	$31.7
Add back:
Interest expense	8.4	6.9	31.5	28.2
Loss on extinguishment of debt	—	—	11.0	—
Income tax expense	8.8	3.1	18.2	8.8
Depreciation and amortization	8.0	7.3	31.5	29.5
Share-based compensation	2.2	2.5	8.6	10.6
Asset impairment	—	—	—	4.0
Acquisition-related costs	0.3	—	0.4	0.2
Miscellaneous	0.2	—	0.8	0.9
EBITDA, as defined	$33.7	$26.3	$130.6	$113.9

PARKOHIO AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
	2017	2016
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$82.8	$64.3
Accounts receivable, net	242.6	194.4
Inventories, net	282.8	240.6
Other current assets	61.4	53.4
Total current assets	669.6	552.7
Property, plant and equipment, net	177.0	167.1
Goodwill	100.2	86.6
Intangible assets, net	99.5	96.6
Pension assets	74.3	61.7
Other long-term assets	11.9	9.6
Total assets	$1,132.5	$974.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$173.7	$133.6
Current portion of long-term debt and short-term debt	17.7	30.8
Accrued employee compensation	23.0	18.8
Other accrued expenses	61.7	58.7
Total current liabilities	276.1	241.9
Long-term liabilities, less current portion:
Debt	515.5	439.0
Deferred income taxes	22.3	27.7
Other long-term liabilities	30.6	29.7
Total long-term liabilities	568.4	496.4
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	276.0	226.0
Noncontrolling interests	12.0	10.0
Total equity	288.0	236.0
Total liabilities and shareholders' equity	$1,132.5	$974.3

PARKOHIO AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended December 31,
	2017	2016
	(In millions)
OPERATING ACTIVITIES
Net income	$29.5	$32.2
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	31.5	29.5
Loss on extinguishment of debt	11.0	—
Litigation settlement gain	(3.3)	—
Share-based compensation	8.6	10.6
Asset impairment charge	—	4.0
Deferred income taxes	5.6	2.8
Net impact of U.S. Tax Act	4.2	—
Changes in operating assets and liabilities:
Accounts receivable	(25.1)	13.7
Inventories	(19.0)	8.6
Prepaid and other current assets	(4.4)	(5.5)
Accounts payable and accrued expenses	23.8	(8.8)
Litigation settlement payment	(4.0)	—
Other noncurrent liabilities	(4.3)	(8.1)
Other	(7.4)	(6.1)
Net cash provided by operating activities	46.7	72.9
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(27.9)	(28.5)
Business acquisitions, net of cash acquired	(39.7)	(23.4)
Net cash used by investing activities	(67.6)	(51.9)
FINANCING ACTIVITIES
Payments on revolving credit facility, net	(8.1)	(36.2)
Payments on term loans and other debt	(31.3)	(4.5)
Proceeds from other long-term debt	—	34.9
Proceeds from (payments on) capital lease facilities, net	1.5	(1.2)
Issuance of 6.625% senior notes due 2027	350.0	—
Bank financing costs	(7.6)	—
Redemption of 8.125% senior notes due 2021	(250.0)	—
Premium on early extinguishment of debt	(8.0)	—
Dividends	(6.9)	(6.2)
Share repurchase program	(4.2)	(0.1)
Payments of withholding taxes on share awards	(2.4)	(1.8)
Other	0.7	(2.1)
Net cash provided (used) by financing activities	33.7	(17.2)
Effect of exchange rate changes on cash	5.7	(1.5)
Increase in cash and cash equivalents	18.5	2.3
Cash and cash equivalents at beginning of year	64.3	62.0
Cash and cash equivalents at end of year	$82.8	$64.3
Income taxes paid	$11.3	$8.7
Interest paid	$29.9	$25.9

PARKOHIO AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In millions)
NET SALES:
Supply Technologies	$146.0	$117.3	$561.8	$502.1
Assembly Components	131.3	130.0	524.5	529.4
Engineered Products	88.7	59.5	326.6	245.4
	$366.0	$306.8	$1,412.9	$1,276.9

INCOME BEFORE INCOME TAXES:
Supply Technologies	$11.3	$9.2	$45.9	$40.0
Assembly Components	13.4	12.2	50.4	50.5
Engineered Products	7.2	2.0	20.7	10.6
Total segment operating income	31.9	23.4	117.0	101.1
Corporate costs	(8.7)	(6.7)	(30.1)	(27.9)
Asset impairment charge	—	—	—	(4.0)
Litigation judgment gain	—	—	3.3	—
Operating income	23.2	16.7	90.2	69.2
Interest expense	(8.4)	(6.9)	(31.5)	(28.2)
Loss on extinguishment of debt	—	—	(11.0)	—
Income before income taxes	$14.8	$9.8	$47.7	$41.0